Exhibit 21.1

Subsidiaries of the Registrant

Name of Subsidiary	State/Country of Incorporation/Organization

Skechers U.S.A., Inc. II	Delaware
Skechers By Mail, Inc.	Delaware
Savva’s Café, Inc.	Delaware
Duncan Investments, LLC	California
HF Logistics-SKX, LLC	Delaware
HF Logistics-SKX T1, LLC	Delaware
HF Logistics-SKX T2, LLC	Delaware
Sepulveda Blvd. Properties, LLC	California
Sepulveda Design Center, LLC	California
BrandBlack, LLC	California
Skechers Collection, LLC	California
Skechers Sport, LLC	California
Skechers R.B., LLC	Delaware
SKX Illinois, LLC	Illinois
Skechers EDC SPRL	Belgium
Skechers BH d.o.o.	Bosnia & Herzegovina
Skechers Do Brasil Calcados LTDA	Brazil
Skechers USA Canada Inc.	Canada
Comercializadora Skechers Chile Limitada	Chile
Skechers China Business Trust	China
Skechers Footwear (Dongguan) Co., Ltd.	China
Skechers Guangzhou Co., Ltd.	China
Skechers Trading (Shanghai) Co. Ltd.	China
Skechers E-Commerce Co., Ltd.	China
Skechers China Hengqin Co., Ltd.	China
Leadtime Co., Ltd.	China
Skechers Colombia, S.A.S.	Colombia
Sepulveda Footwear Costa Rica, S.R.L.	Costa Rica
Skechers USA Ltd.	England
Skechers USA France SAS	France
Skechers USA Deutschland GmbH	Germany
Skechers China Limited	Hong Kong
Skechers Hong Kong Limited	Hong Kong
Skechers Southeast Asia Limited	Hong Kong
Skechers CEE Kft.	Hungary
Skechers South Asia Private Limited	India
Skechers Retail India Private Limited	India
Skechers USA Italia S.r.l	Italy
Skechers Japan GK	Japan
Skechers Holdings Jersey Limited	Jersey
Skechers International	Jersey
Skechers International II	Jersey
Skechers Macau Limited	Macau
Skechers Malaysia Sdn. Bhd.	Malaysia
Skechers Holdings Mauritius	Mauritius
Skechers USA Mauritius 10	Mauritius
Skechers USA Mauritius 90	Mauritius
Skechers USA Benelux B.V	Netherlands
Skechers Latin America, LLC	Panama
Skechers Panama, LLC	Panama
Skechers Peru, S.R.L.	Peru
Skechers USA Portugal Unipessoal Limitada	Portugal
Skechers USA Romania S.R.L.	Romania
Skechers Singapore Pte. Limited	Singapore
Skechers USA Iberia, S.L.	Spain
Skechers S.a.r.l.	Switzerland
Skechers (Thailand) Limited	Thailand
Skechers Vietnam Co. Ltd.	Vietnam